UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modiﬁcation to Rights of Security Holders.

On July 9, 2018, we gave notice to FINRA that our board of directors and holders of more than 50.1% of our voting securities had approved a 1 for 20 reverse split of our common stock, to be effective on August 7, 2018. Accordingly, and assuming approval from FINRA is received, each 20 shares of common stock outstanding as of August 7, 2018 will be reclassified as and converted into, and become a right to receive one share of common stock. No scrip or fractional certificates will be issued. In lieu of fractional shares, the Company will pay a cash adjustment in respect of such fraction of a share in an amount equal to the same fraction of $7.00 to the holders entitled thereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective July 9, 2018, holders of more than 50.1% of our voting securities approved a 1 for 20 reverse split of our common stock. Reference is hereby made to the disclosure under Item 3.03.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: July 10, 2018	By:	/s/ Greg Price
	Name:	Greg Price
	Title:	President and COO

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